EXHIBIT 4


                                                                  EXECUTION COPY



                                VOTING AGREEMENT

         VOTING AGREEMENT (this "Agreement"), dated as of December 31, 2001, by and among certain undersigned shareholders (each a "Shareholder" and collectively, the "Shareholders") of Vornado Realty Trust, a Maryland real estate investment trust (the "Vornado REIT"), Robert H. Smith ("Mr. Smith"), Robert P. Kogod ("Mr. Kogod"), and SCR GP (as defined below), as the Representative. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October 18, 2001, among Vornado REIT, Vornado Realty L.P., a Delaware limited partnership (the "Vornado OP"), Vornado Merger Sub L.P., a Delaware limited partnership, Charles E. Smith Commercial Realty, L.P., a Delaware limited partnership ("SCR"), Charles E. Smith Commercial Realty L.L.C., a Delaware limited liability company and the sole general partner of SCR ("SCR GP"), Robert H. Smith ("Mr. Smith"), Robert P. Kogod ("Mr. Kogod"), and Charles
E. Smith Management, Inc., a District of Columbia corporation ("SMI") (the "Merger Agreement"), the Vornado OP will acquire SCR;

         WHEREAS, each Shareholder currently exercises direct or indirect voting control over the number of common shares of beneficial interest, $.04 par value per share, of Vornado REIT ("Common Shares") set forth opposite such Shareholder's name on Schedule 1 hereto; and

         WHEREAS, in order to induce SCR to enter into the Merger Agreement and to consummate the Merger in accordance with the terms thereof, each Shareholder has agreed, upon the terms and subject to the conditions set forth herein, to vote such Shareholder's Shares (as defined below) in favor of the election of Mr. Smith (or a Smith Designee (as defined below)) and Mr. Kogod (or a Kogod Designee (as defined below)) to the Board of Trustees of Vornado REIT.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Representations of the Shareholders. Each Shareholder represents and warrants to each of SCR GP, Messrs. Smith and Kogod that (a) such Shareholder exercises exclusive voting control over such Shareholder's Shares and, except as set forth on Schedule 1 hereto or as contemplated by this Agreement, there are no rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or voting of any of such Shareholder's Shares and there are no voting trusts or voting


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agreements with respect to such  Shareholder's  Shares,  (b) such Shareholder is duly authorized to execute and deliver this Agreement, and (c) this Agreement is a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general equitable principles.


         2. Agreement to Vote Shares.

              (a) Subject to the terms and conditions of this Agreement, each Shareholder agrees during the term of this Agreement to vote, or cause to be voted, such Shareholder's Shares in favor of the election of (i) Mr. Smith (or, to the extent that Mr. Smith or the Smith Family (as defined in the Merger Agreement) is entitled, pursuant to the Merger Agreement, to nominate a Smith Designee (as defined in the Merger Agreement), a Smith Designee) to the Board of Trustees of Vornado REIT at every meeting of the shareholders of Vornado REIT at which such matter is considered and at every adjournment thereof for at least two consecutive three-year terms (the "Minimum Term"), and (ii) Mr. Kogod (or, to the extent that Mr. Kogod or the Kogod Family (as defined in the Merger Agreement) is entitled, pursuant to the Merger Agreement, to nominate a Kogod Designee (as defined in the Merger Agreement), a Kogod Designee) to the Board of Trustees of Vornado REIT at every meeting of the shareholders of Vornado REIT at which such matter is considered and at every adjournment thereof for at least the Minimum Term; provided, however, that Messrs. Smith and Kogod shall resign from the Board of Trustees of Vornado REIT on or after the 6th anniversary of the date of their initial appointment to the Board of Trustees of Vornado REIT unless otherwise requested by Vornado to remain on the Board of Trustees of Vornado REIT after such date. For all purposes of this Agreement, with respect to any Shareholder, "Shares" shall mean those Common Shares, if any, held of record or beneficially owned by and for the account of such Shareholder from time to time, including those Common Shares acquired after the date of this Agreement, during the term of this Agreement or over which such Shareholder exercises voting control.

              (b) The Shareholder's obligation to vote, or cause to be voted, such Shareholder's Shares in favor of the election of Mr. Smith (or, if applicable, a Smith Designee) or Mr. Kogod (or, if applicable, a Kogod Designee) to the Board of Trustees of Vornado REIT, as the case may be, pursuant to
Section 2(a) of this Agreement shall terminate with respect to the first to die of either Mr. Smith or Mr. Kogod (but such obligation shall continue with respect to the survivor of either Mr. Smith or Mr. Kogod, as the case may be).

              (c) Upon the death of both Messrs. Smith and Kogod, any person who is appointed or nominated jointly by the Smith Family and the Kogod Family pursuant to Section 4.3(c) of the Merger Agreement (the "Joint Nominee") to the Board of Trustees of Vornado REIT shall continue to serve as a trustee and each


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Shareholder shall vote such Shareholder's Shares in favor of the election of the
Joint Nominee at every meeting of the shareholders of Vornado REIT at which such matter is considered and at every adjournment thereof for the Minimum Term.

         3. No Voting Trusts. Each Shareholder agrees that such Shareholder will not, nor will such Shareholder permit any Affiliate (as defined below) to, deposit any of such Shareholder's Shares in a voting trust or grant any proxies or otherwise subject any of such Shareholder's Shares to any right, agreement, arrangement or commitment with respect to the voting of such Shares inconsistent with the express terms of this Agreement; provided, however, that, subject to
Section 4, nothing herein shall be deemed to restrict any Shareholder's right or ability to sell, transfer, pledge or otherwise dispose of or encumber any of such Shareholder's Shares at any time.

         4. Disposition of Shares. Nothing contained herein shall be deemed to require any Shareholder to own or hold beneficially or of record any Common Shares or impose any limitation on any Shareholder's right or ability to sell, transfer, pledge or otherwise dispose of or encumber any of such Shareholder's Shares at any time; provided, however, that each Shareholder agrees that such Shareholder shall not transfer such Shareholder's Shares to an Affiliate of such Shareholder unless such Affiliate agrees prior to such transfer to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page to this Agreement and delivering the same to each of Messrs. Smith and Kogod. As used herein, "Affiliate," with respect to a Shareholder, shall mean (i) an entity more than fifty percent (50%) of the voting interests of which are held, directly or indirectly, beneficially or of record by such Shareholder and (ii) in the case of a Shareholder that is a natural person, such Shareholder's spouse and children, if any, and any trust substantially all the beneficiaries of which are such Shareholder, his spouse and/or his children.

         5. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         6. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earlier to occur of (i) six (6) years following the Effective Time or


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(ii) the date on which both a Smith  Designee and a Kogod Designee are no longer entitled to be nominated to, and sit on, the Board of Trustees of Vornado REIT under the Merger Agreement and this Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereto by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provisions hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing, and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Shareholders, to:

               Mr. Steven Roth
               c/o Vornado Realty Trust
               888 Seventh Avenue, 46th Floor
               New York, New York 10019
               Telecopy:  (212) 894-7979

               Mr. Michael Fascitelli
               c/o Vornado Realty Trust
               888 Seventh Avenue, 46th Floor
               New York, New York 10019
               Telecopy:  (212) 894-7979

               Interstate Properties
               c/o Vornado Realty Trust
               888 Seventh Avenue, 46th Floor
               New York, New York 10019
               Attention:  Mr. Steven Roth
               Telecopy:  (212) 894-7979


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

         With a copy (which shall not constitute notice) to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Attention:  Joseph Shenker
                           Gerald Shepherd
               Telecopy:  (212) 558-3588

         If to Mr. Smith, to:

               Mr. Robert H. Smith
               c/o Charles E. Smith Commercial Realty L.L.C.
               2345 Crystal Drive
               Crystal City
               Arlington, Virginia 22202
               Telecopy:  (703) 769-1305

         With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C. 20004
               Attention:  J. Warren Gorrell, Jr.
                           Bruce W. Gilchrist
               Telecopy:  (202) 637-5910


         If to Mr. Kogod, to:

               Mr. Robert P. Kogod
               c/o Charles E. Smith Commercial Realty L.L.C.
               2345 Crystal Drive
               Crystal City
               Arlington, Virginia 22202
               Telecopy:  (703) 769-1305

         With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C. 20004
               Attention:  J. Warren Gorrell, Jr.
                           Bruce W. Gilchrist
               Telecopy:  (202) 637-5910


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

         If to SCR GP, to:

               Charles E. Smith Commercial Realty L.L.C.
               2345 Crystal Drive
               Crystal City
               Arlington, Virginia 22202
               Telecopy:  (703) 769-1305
               Attention:  Robert H. Smith
                           Robert P. Kogod

         With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C. 20004
               Attention:  J. Warren Gorrell, Jr.
                           Bruce W. Gilchrist
               Telecopy:  (202) 637-5910

         9. Miscellaneous.

              (a) THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

              (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

              (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

              (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.


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

              (e) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the priorwritten consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective successors and assigns.




              *     *     *     *     *     *     *     *     *     *


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written.



                                        /s/ STEVEN ROTH
                                       ----------------------------------------
                                       Steven Roth


                                        /s/ MICHAEL FASCITELLI
                                       ----------------------------------------
                                       Michael Fascitelli



                                       Interstate Properties

                                       By:  Steven Roth, its general partner


                                       /s/ STEVEN ROTH
                                       ----------------------------------------
                                       Name:   Steven Roth
                                       Title:  General Partner


                                       /s/ ROBERT H. SMITH
                                       ----------------------------------------
                                       Robert H. Smith


                                       /s/ ROBERT P. KOGOD
                                       ----------------------------------------
                                       Robert P. Kogod



                                       Charles E. Smith Commercial Realty L.L.C.


                                       /s/ ROBERT H. SMITH
                                       ----------------------------------------
                                       Name:  Robert H. Smith
                                       Title: Co-Chief Executive Officer